EXHIBIT 10.6

REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
TIPTREE HOLDINGS LLC,
WP FALCON AGGREGATOR, L.P.,
THE HOLDERS SET FORTH ON SCHEDULE B HERETO
AND
THE FORTEGRA GROUP, INC.

Dated as of June 21, 2022

TABLE OF CONTENTS

i

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (the “Agreement”) is made, entered into and effective June 21, 2022 (the “Effective Date”) by and among Tiptree Holdings LLC, a Delaware limited liability company (“Tiptree”), WP Falcon Aggregator, L.P., a Delaware limited partnership (“Warburg”), and the Holders (as defined herein) set forth on Schedule A hereto, and The Fortegra Group, Inc., a Delaware corporation (including any of its successors by merger, acquisition, reorganization, conversion or otherwise (the “Company”)).
WITNESSETH:
WHEREAS, as of the date hereof, the Holders own Registrable Securities of the Company; and
WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Article I

DEFINITIONS
Section 1.01.Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Adverse Disclosure” means public disclosure of material nonpublic information that, in the Board of Directors’ good-faith determination, after consultation with independent outside counsel to the Company, (a) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading, (b) would not be required to be made at such time but for the filing of such Registration Statement, and (c) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided that no Holder shall be deemed an Affiliate of the Company or its Subsidiaries for purposes of this Agreement; provided further that no portfolio company (as such term is commonly used in the private equity industry) of a Warburg Investor nor limited partners, non-managing members or other similar direct or indirect investors in a Warburg Investor shall be deemed to be Affiliates of such Warburg Investor. The term “Affiliated” has a correlative meaning.
“Agreement” has the meaning set forth in the preamble.
“Black-Out Period” has the meaning set forth in Section 2.04(b).
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law or executive order to be closed.

“Common Stock” means the common stock of the Company, par value $0.01 per share.
“Company” has the meaning set forth in the preamble.
“Company Indemnitee” or “Company Indemnitees” has the meaning set forth in Section 2.09(f).
“Company Share Equivalent” means securities exercisable, exchangeable or convertible into Company Shares.
“Company Shares” means the shares of common stock, par value $0.01 per share, of the Company, any securities into which such shares of common stock shall have been changed, reorganized, reclassified, converted or exchanged, or any securities resulting from any reclassification, recapitalization or similar transactions with respect to such shares of common stock or security.
“Demand Company Notice” has the meaning set forth in Section 2.01(d).
“Demand Notice” has the meaning set forth in Section 2.01(a).
“Demand Party” has the meaning set forth in Section 2.01(a).
“Demand Period” has the meaning set forth in Section 2.01(c).
“Demand Registration” has the meaning set forth in Section 2.01(a).
“Demand Registration Statement” has the meaning set forth in Section 2.01(a).
“Demand Suspension” has the meaning set forth in Section 2.01(e).
“Effective Date” has the meaning set forth in the preamble.
“Effectiveness Date” means the date on which the applicable Tiptree Investor or Warburg Investor is no longer subject to any underwriter’s lock-up or other similar contractual restriction (excluding the Stockholders Agreement) on the sale of Registrable Securities in connection with an IPO.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“FINRA” means the Financial Industry Regulatory Authority.
“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any comparable or successor form or forms thereto.
“Form S-3” means a registration statement on Form S-3 under the Securities Act, or any comparable or successor form or forms thereto.
“Holder” means any holder of Registrable Securities that is a party hereto or that succeeds to rights hereunder pursuant to Section 3.05, including any holder of Registrable Securities issued in exchange for equity interests in LOTS Intermediate Co.
“Initial S-3 Holders” has the meaning set forth in Section 2.02(a)(i).

“Initiating Holder” has the meaning set forth in Section 2.02(a)(ii).
“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 2.02(e)(i).
“Investor” or “Investors” means the Tiptree Investors, the Warburg Investors and the Holders set forth on Schedule A hereto, if any.
“IPO” means the first underwritten public offering and sale of Company Shares for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act, or any transaction in which the Company, a parent or subsidiary of the Company, or a counterparty in a business combination by the Company with a special purpose acquisition company becomes a listed, public reporting company in the United States.
“IPO Black-Out Period” has the meaning set forth in Section 2.04(a).
“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.
“Long-Form Registration” has the meaning set forth in Section 2.01(a).
“Loss” or “Losses” has the meaning set forth in Section 2.09(a).
“Marketed Underwritten Offering” means any Underwritten Offering (including a Marketed Underwritten Shelf Take-Down, but, for the avoidance of doubt, not including any Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down) that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period of at least 48 hours.
“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 2.02(e)(iii).
“Marketed Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.02(e)(iii).
“Non-Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 2.02(e)(iii).
“Non-Marketed Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.02(e)(iii).
“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.
“Participating Investor” means, with respect to any Registration, any Investor that is a Holder of Registrable Securities covered by the applicable Registration Statement.
“Participating Tiptree Investor” means, with respect to any Registration, any Tiptree Investor that is a Holder of Registrable Securities covered by the applicable Registration Statement.
“Participating Warburg Investor” means, with respect to any Registration, any Warburg Investor that is a Holder of Registrable Securities covered by the applicable Registration Statement.

“Permitted Assignee” has the meaning set forth in Section 3.05.
“Permitted Registration Demands” has the meaning set forth in Section 2.11(c).
“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.
“Piggyback Registration” has the meaning set forth in Section 2.03(a).
“Pro Rata Investor Shelf Percentage” means, as of the date that an Initiating Holder delivers a Shelf Notice to the Company pursuant to Section 2.02(a), any other Participating Investor delivers a written notice to the Company with respect to such Shelf Notice pursuant to Section 2.02(c) or the Initial S-3 Holders deliver S-3 Shelf Notices to the Company pursuant to Section 2.02(a), an amount equal to the fraction (expressed as a percentage) determined by dividing (i) the number of Registrable Securities held by such Initiating Holder (and its respective Affiliates and Permitted Assignees), any other Participating Investor (and its Affiliates and Permitted Assignees) or the Initial S-3 Holders (and their Affiliates and Permitted Assignees), respectively, requested by such Initiating Holder, other Participating Investor or Initial S-3 Holders, respectively, to be registered on the applicable Shelf Registration Statement as of such date by (ii) the total number of Registrable Securities held as of such date by such Initiating Holder (and its Affiliates and Permitted Assignees), any other Participating Investor (and its Affiliates and Permitted Assignees) or Initial S-3 Holders (and their respective Affiliates and Permitted Assignees), respectively.
“Pro Rata Shelf Percentage” means, as of any date, with respect to a Holder, a number of Registrable Securities equal to (i) the number of Registrable Securities held by such Holder as of such date multiplied by (ii) the largest Pro Rata Investor Shelf Percentage with respect to the Participating Investor(s) for the applicable Shelf Registration Statement.
“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.
“Registrable Securities” means any Company Shares, all Company Shares issued or issuable upon exercise, conversion or exchange of any Company Share Equivalents and any securities that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, any Company Shares or Company Share Equivalents by way of conversion, exercise, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case whether now owned or hereinafter acquired; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule) and new certificates or book-entry positions for them not bearing a legend restricting transfer shall have been delivered by the Company, (iii) a Registration Statement on Form S-8 (or any successor form) covering such securities is effective, (iv) in the case of a Holder who is not a Tiptree Investor or a Warburg Investor or an Affiliate of the Company, all remaining Registrable Securities held by such Holder may immediately be sold under Rule 144 (or any similar provision then in force) under the Securities Act and without any volume or manner of sale restrictions or (v) such security ceases to be outstanding. Vested but unexercised options or other Company Share Equivalents exercisable for, convertible into or exchangeable for Company Shares, will be included as Registrable Securities (on an as-if exercised or on an as-converted or as-exchanged basis, as applicable, on a cashless exercise basis) for purposes of calculating the Pro Rata Investor Shelf Percentage, Pro Rata Shelf Percentage or any other percentage or pro rata calculation that is dependent on the number of Registrable Securities hereunder; it being understood that to the extent that such Registrable Securities are to be sold pursuant to this Agreement, such Holder must exercise the relevant option or exercise, convert or exchange such other relevant Company Share Equivalent and transfer the underlying Registrable Securities (in each case, net of any amounts required to be withheld by the Company in connection with such exercise).
“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The terms “Register” and “Registered” shall have correlative meanings.
“Registration Expenses” has the meaning set forth in Section 2.08.
“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.
“Restricted Period” means a broadly applicable period during which trading in the Company’s securities would not be permitted under the Company’s insider trading policy.
“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.
“S-3 Eligibility Date” means the date on which the Company becomes eligible to Register on Form S-3.
“S-3 Shelf Notice” has the meaning set forth in Section 2.02(a)(i).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Shelf Holder” has the meaning set forth in Section 2.02(c).
“Shelf Notice” has the meaning set forth in Section 2.02(a)(ii).
“Shelf Period” has the meaning set forth in Section 2.02(b).
“Shelf Registration” means a Registration effected pursuant to Section 2.02.
“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 or (ii) if the Company is not permitted to file a Registration

Statement on Form S-3, an evergreen Registration Statement on Form S-1, in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering all or any portion of the Registrable Securities, as applicable.
“Shelf Suspension” has the meaning set forth in Section 2.02(d).
“Shelf Take-Down” has the meaning set forth in Section 2.02(e)(i).
“Short-Form Registration” has the meaning set forth in Section 2.01(a).
“Subsidiary” means, with respect to any Person, (a) any other Person of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such other Person (or comparable body in the case of a Person that is not a corporation) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, (b) any partnership, limited liability company or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%), and (c) any other Person, the management of which is controlled, directly or indirectly, by such Person.
“Special Registration” has the meaning set forth in Section 2.12.
“Stockholders Agreement” means the Stockholders Agreement of the Company, dated as of the date hereof, by and among Tiptree, Warburg and the Persons listed, and whose names and addresses appear from time to time, on Schedule I thereto, and the Company, as amended, modified or supplemented from time to time.
“Tiptree” has the meaning set forth in the preamble.
“Tiptree Investor” or “Tiptree Investors” means Tiptree, any successor entity thereto, and their respective Affiliates that are direct or indirect equity investors in the Company.
“Trading Day” means a day on which the securities exchange on which the Registrable Securities are listed is open for the buying and selling of securities.
“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.
“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.02(e)(ii).
“Underwritten Shelf Take-Downs” has the meaning set forth in Section 2.02(e)(iii).
“Warburg” has the meaning set forth in the preamble.
“Warburg Investor” or “Warburg Investors” means Warburg, any successor entity thereto, and their respective Affiliates that are direct or indirect equity investors in the Company.
Section 1.02.Other Interpretive Provisions.
(a)In this Agreement, except as otherwise provided:
(i)A reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement, and references to this Agreement include any recital in or Schedule or Exhibit to this Agreement.

(ii)The Schedules and Exhibits form an integral part of and are hereby incorporated by reference into this Agreement.
(iii)Headings and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.
(iv)Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.
(v)Unless the context otherwise requires, the words “hereof” and “herein,” and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause. The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”
(vi)A reference to any legislation or to any provision of any legislation shall include any amendment, modification or reenactment thereof and any legislative provision substituted therefor.
(vii)All determinations to be made by the Tiptree Investors or the Warburg Investors hereunder may be made by the Tiptree Investors or the Warburg Investors, respectively, in their sole discretion, and the Tiptree Investors and the Warburg Investors may determine, in their sole discretion, whether or not to take actions that are permitted, but not required, by this Agreement to be taken by the Tiptree Investors or the Warburg Investors, respectively, including the giving of consents required hereunder.
(b)The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
Article II

REGISTRATION RIGHTS
Section 1.01.Demand Registration.
(a)Demand by a Tiptree Investor or Warburg Investor. At any time following the Effectiveness Date if there is no currently effective Shelf Registration Statement on file with the SEC, any Tiptree Investor or Warburg Investor (such Tiptree Investor or Warburg Investor, a “Demand Party”) may, subject to Section 2.11, make a written request (a “Demand Notice”) to the Company for Registration of all or part of the Registrable Securities held by such Demand Party (i) on Form S-1 (a “Long-Form Registration”) or (ii) on Form S-3 (a “Short-Form Registration”) if the Company qualifies to use such short form (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”). Each Demand Notice shall specify the aggregate amount of Registrable Securities of the Demand Party to be registered and the intended methods of disposition thereof. Subject to Section 2.11, after delivery of such Demand Notice, the Company (A) shall file promptly (and, in any event, within (I) ninety (90) days in the case of a request for a Long-Form Registration or (II) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Demand Notice) with the SEC a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and (B) shall use its reasonable best efforts to cause such Demand

Registration Statement to promptly be declared effective under (I) the Securities Act and (II) the “Blue Sky” laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.
(b)Demand Withdrawal. A Demand Party may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon delivery of a notice by the Demand Party to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement, and such Registration shall not be deemed to be a Demand Registration with respect to such Demand Party for purposes of Section 2.11.
(c)Effective Registration. The Company shall be deemed to have effected a Demand Registration with respect to the applicable Demand Party for purposes of Section 2.11 if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than two hundred seventy (270) days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with a sale of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected for purposes of Section 2.11 if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a Demand Party or (iii) there is a Demand Suspension (as defined below) or a demand withdrawal pursuant to Section 2.01(b).
(d)Demand Company Notice. Subject to Section 2.11, promptly upon delivery of any Demand Notice (but in no event more than three (3) Business Days thereafter), the Company shall deliver a written notice (a “Demand Company Notice”) of any such Registration request to all Holders (other than the Demand Party), and the Company shall include in such Demand Registration all such Registrable Securities of such Holders which the Company has received written requests for inclusion therein within five (5) Business Days after the date that such Demand Company Notice has been delivered. All requests made pursuant to this Section 2.01(e) shall specify the aggregate amount of Registrable Securities of such Holder to be registered.
(e)Delay in Filing; Suspension of Registration. If the Company shall furnish to the Participating Holders a certificate signed by the Chief Executive Officer or equivalent senior executive officer of the Company stating that the filing, effectiveness or continued use of a Demand Registration Statement would require the Company to make an Adverse Disclosure, then the Company may delay the filing (but not the preparation of) or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company, unless otherwise approved in writing by the Tiptree Investors and Warburg Investors, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions more than once for more than an aggregate of thirty (30) days during any six (6) month period; provided further that in the event of a Demand Suspension, the Company shall use its reasonable best efforts to cause any Demand Registration Statement to be filed, declared effective and/or made available for continued use as soon as possible. Each Participating Holder shall keep confidential the fact that a Demand Suspension is in effect, the certificate referred to above and its contents (provided that in no event shall the Company include any material nonpublic information in such communications) unless and until otherwise notified by the Company, except (i) for disclosure to such Participating Holder’s Affiliates and its and their respective employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Participating Holder with respect to its investment in the Company Shares and agree to keep it confidential, (ii) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Participating Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries and (iii) if such Participating Holder is advised by counsel that disclosure is required by law, rule or regulation. In the case of a Demand Suspension, the Participating Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Company shall immediately notify the Participating Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so they do not contain any untrue statement or omission and furnish to the Participating Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Participating Holders may reasonably request. The Company agrees to supplement or make amendments to the Demand Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by any Demand Party.
(f)Underwritten Offering. If a Demand Party so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and such Demand Party shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such underwriter or underwriters shall be nationally recognized investment banks reasonably acceptable to the Company. If the Demand Party intends to sell the Registrable Securities covered by its demand by means of an Underwritten Offering, such Demand Party shall so advise the Company as part of its Demand Notice, and the Company shall include such information in the Demand Company Notice.
(g)Priority of Securities Registered Pursuant to Demand Registrations. The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of an Underwritten Offering of the Registrable Securities to permit Investors that have requested a Demand Registration to include in such Demand Registration all Registrable Securities so requested by such Demand Party. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration (i) first, shall be allocated pro rata among the Investors that have requested to participate in such Demand Registration based on the number of Registrable Securities then held by each such Investor relative to the number of Registrable Securities then held by all Investors (provided that any securities thereby allocated to an Investor that exceed such Investor’s request shall be reallocated among the remaining requesting Investors in like manner), (ii) second, and only if all the securities referred to in the foregoing clause (i) have been included in such Registration, shall be allocated pro rata among the Holders (excluding the Investors, as applicable) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), (iii) third, and only if all the securities referred to in the foregoing clauses (i) and (ii) have been included in such Registration, the number of securities that the Company proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect and (iv) fourth, and only if all of the securities referred to in the foregoing clause (iii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.
Section 1.02.Shelf Registration.
(a)Filing.
(i)At any time following the Effectiveness Date, subject to Section 2.11, the Tiptree Investors and the Warburg Investors shall each have the right to deliver a written notice to the Company, which notice shall specify the aggregate amount of Registrable Securities held by such Tiptree Investor or Warburg Investor to be covered by a Shelf Registration Statement and the intended methods of distribution thereof (the “S-3 Shelf Notice” and such Tiptree Investor or Warburg Investor, the “Initial S-3 Holders”). Following delivery of the S-3 Shelf Notices, the Company (x) shall file promptly (and, in any event, within thirty (30) days of receipt of the S-3 Shelf Notices with the SEC) such Shelf Registration Statement (which shall be an automatic Shelf Registration Statement if the Company qualifies at such time to file such a Shelf Registration Statement) relating to the offer and sale of all Registrable Securities requested for inclusion therein by the Initial S-3 Holders and, to the extent requested under Section 2.02(c), the other Holders from time to time in accordance with the methods of distribution elected by such Holders (to the extent permitted in this Section 2.02) and set forth in the Shelf Registration Statement and (y) shall use its reasonable best efforts to cause such Shelf Registration Statement to be promptly declared effective under the Securities Act (including upon the filing thereof if the Company qualifies to file an automatic Shelf Registration Statement); provided, however, that if the Tiptree Investors or Warburg Investors reasonably believe that the Company will become S-3 eligible and the Tiptree Investors or Warburg Investors, as applicable, deliver a S-3 Shelf Notice following the IPO but prior to the S-3 Eligibility Date, the Company shall not be obligated to file (but shall be obligated to prepare) such Shelf Registration Statement on Form S-3 until the later of (i) the S-3 Eligibility Date or (ii) thirty (30) days of receipt of the S-3 Shelf Notice.
(ii)Subject to the right to deliver a Shelf Notice in the manner contemplated by the first proviso below, at any time following the Effective Date, to the extent that the Company is not eligible to file or maintain a Shelf Registration Statement on Form S-3 as contemplated by Section 2.02(a)(i), any Tiptree Investor or Warburg Investor (such Tiptree Investor or Warburg Investor, the “Initiating Holder”) may, subject to Section 2.11, make a written request to the Company to file a Shelf Registration Statement on Form S-1 (a “Shelf Notice”), which Shelf Notice shall specify the aggregate amount of Registrable Securities of the Initiating Holder to be registered therein and the intended methods of distribution thereof. Following the delivery of a Shelf Notice, the Company (x) shall file promptly (and, in any event, within sixty (60) days following delivery of such Shelf Notice) with the SEC such Shelf Registration Statement relating to the offer and sale of all Registrable Securities requested for inclusion therein by the Initiating Holder and, to the extent requested under Section 2.02(c), the other Holders from time to time in accordance with the methods of distribution elected by such Holders (to the extent permitted in this Section 2.02) and set forth in the Shelf Registration Statement and (y) shall use its reasonable best efforts to cause such Shelf Registration Statement to be promptly declared effective under the Securities Act; provided, however, that any such Shelf Registration Statement request shall be deemed to be, for purposes of Section 2.11, a Demand Registration effected by the Initiating Holder and subject to the limitations set forth therein. If, on the date of any such request the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 2.02 shall not apply, and the provisions of Section 2.01 shall apply instead.

(b)Continued Effectiveness. The Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 2.01(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Shelf Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder), or (ii)  such shorter period as the Initiating Investor or Initial S-3 Holder, as applicable, with respect to such Shelf Registration shall agree in writing (such period of effectiveness, the “Shelf Period”). Subject to Section 2.01(d), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Shelf Holders not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is (x) a Shelf Suspension permitted pursuant to Section 2.01(d) or (y) required by applicable law, rule or regulation.
(c)Company Notices. Promptly upon delivery of any Shelf Notice pursuant to Section 2.02(a)(ii) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice of such Shelf Notice to the Investors (other than the Initiating Holder) and the Company shall include in such Shelf Registration all such Registrable Securities of such other Investors which the Company has received a written request for inclusion therein within three (3) Business Days after such written notice is delivered to such other Investors. Promptly after (i) delivery of any such written request by the other Investors or (ii) after delivery of the S-3 Shelf Notices pursuant to Section 2.02(a) (but in no event more than five (5) Business Days after delivery of the S-3 Shelf Notices or the Shelf Notice, as applicable), the Company shall deliver a written notice of the S-3 Shelf Notices or the Shelf Notice, as applicable, to all Holders other than the Investors (which notice shall specify the Pro Rata Investor Shelf Percentage applicable to such Shelf Registration) and the Company shall include in such Shelf Registration all such Registrable Securities of such Holders which the Company has received written requests for inclusion therein within ten (10) Business Days after such written notice is delivered to such Holders (each such Holder delivering such a request and the other Investors if Participating Investors, together with the Initiating Holder or Initial S-3 Holder, if applicable, a “Shelf Holder”); provided that the Company shall not include in such Shelf Registration Registrable Securities of any Holder (other than an Investor) in an amount in excess of such Holder’s Pro Rata Shelf Percentage. If the Company is permitted by applicable law, rule or regulation to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of an amount of such Holder’s Registrable Securities not to exceed, in the case of a Holder that is not an Investor, such Holder’s Pro Rata Shelf Percentage in such Shelf Registration Statement at any time or from time to time after the filing of a Shelf Registration Statement, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder.
(d)Suspension of Registration. If the Company shall furnish to the Shelf Holders a certificate signed by the Chief Executive Officer or equivalent senior executive officer of the Company stating that the continued use of a Shelf Registration Statement filed pursuant to Section 2.02(a) would require the Company to make an Adverse Disclosure, then the Company may suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company, unless otherwise approved in writing by the Tiptree Investors and the Warburg Investors, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions more than once for more than an aggregate of thirty (30) days during any six (6)-month period; provided further that in the event of a Shelf Suspension, the Company shall use its reasonable best efforts to cause any Shelf Registration Statement to be made available for continued use as soon as possible. Each Shelf Holder shall keep confidential the fact that a Shelf

Suspension is in effect, the certificate referred to above and its contents (provided that in no event shall the Company include any material nonpublic information in such communications) unless and until otherwise notified by the Company, except (i) for disclosure to such Shelf Holder’s Affiliates and its and their respective employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company Shares and agree to keep it confidential, (ii) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Shelf Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries and (iii) if such Shelf Holder is advised by counsel that disclosure is required by law, rule or regulation. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so they do not contain any untrue statement or omission and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by any Initial S-3 Holder or Initiating Holder.
(e)Shelf Take-Downs.
(i)An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated only by a Tiptree Investor or Warburg Investor (an “Initiating Shelf Take-Down Holder”).
(ii)Subject to Section 2.11, if the Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. Such Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters are nationally recognized investment bank(s) reasonably acceptable to the Company. The provisions of Section 2.01(g) shall apply to any Underwritten Offering pursuant to this Section 2.02(e).
(iii)If the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period expected to exceed forty-eight (48) hours (a “Marketed Underwritten Shelf Take-Down”), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than three (3) Business Days thereafter), the Company shall deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Shelf Holders (other than the Initiating Shelf Take-Down Holder), and the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within five (5) Business Days after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered. If the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) by the Company and the underwriters over a period expected to be less than forty-eight (48) hours (a “Non-Marketed Underwritten Shelf Take-Down” and, together with a Marketed Underwritten Shelf Take-Down, “Underwritten Shelf Take-Downs”), concurrently with the delivery of such Underwritten Shelf Take-Down Notice, the Initiating Shelf Take-Down Holder shall deliver a written notice (a “Non-Marketed Underwritten Shelf Take-Down Notice”) of such Non-Marketed Underwritten Shelf Take-Down to the Investors (other than the Initiating Shelf Take-Down Holder), and the Company shall include in such Non-Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Investors that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Investor to be offered and sold pursuant to such Non-Marketed Underwritten Shelf Take-Down, for inclusion therein within twenty-four (24) hours after such Non-Marketed Underwritten Shelf Take-Down Notice has been delivered; provided that any Investor’s participation in such Non-Marketed Underwritten Shelf Take-Down is conditioned on such Investor reasonably cooperating with the Initiating Shelf Take-Down Holder with respect thereto and taking any and all actions as may be reasonably necessary so that the Investor may participate in the Non-Marketed Underwritten Shelf Take-Down on the timeline set forth in the Non-Marketed Underwritten Shelf Take-Down Notice or otherwise proposed by the Initiating Shelf Take-Down Holder. In the event that an Investor’s participation in a Non-Marketed Underwritten Shelf Take-Down would materially and adversely impact or delay (it being agreed that time is of the essence with respect thereto) the Non-Marketed Underwritten Shelf Take-Down, the Initiating Shelf Take-Down Holder shall have the right, in its reasonable discretion, to reject any written request received by the Company from an Investor to be included in a Non-Marketed Underwritten Shelf Take-Down and the Company shall remove the Registrable Securities of such Investor to be offered and sold pursuant to such Non-Marketed Underwritten Shelf Take-Down.
Section 1.03.Piggyback Registration.
(a)Participation. If the Company at any time proposes to file a Registration Statement with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.01 or Section 2.02, it being understood that this clause (i) does not limit the rights of Holders to make written requests pursuant to Section 2.01 or Section 2.02 or otherwise limit the applicability thereof), (ii) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (iii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, (iv) a registration not otherwise covered by clause (ii) above pursuant to which the Company is offering to exchange its own securities for other securities, (v) a Registration Statement relating solely to dividend reinvestment or similar plans or (vi) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its Subsidiaries that are convertible or exchangeable for Company Shares and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act may resell such notes and sell the Company Shares into which such notes may be converted or exchanged), then, (A) as soon as practicable (but in no event less than thirty (30) days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Investors, and such notice shall offer each Investor the opportunity to Register under such Registration Statement such number of Registrable Securities as such Investor may request in writing delivered to the Company within ten (10) days of delivery of such written notice by the Company, and (B) subject to Section 2.03(c), as soon as practicable after the expiration of such ten (10)-day period (but in no event less than fifteen (15) days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Holders (other than the Investors), and such notice shall offer each such Holder the opportunity to Register under such Registration Statement such number of Registrable Securities as such Holder may request in writing within ten (10) days of delivery of such written notice by the Company. Subject to Section 2.03(b) and (c), the Company shall include in such Registration Statement all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided that if at any time after giving written notice of its intention to Register any equity securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to Register or to delay Registration of the equity securities covered by such Piggyback Registration, the Company shall give written notice of such determination to each Holder that had requested to Register its, his or her Registrable Securities in such Registration Statement and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Tiptree Investors or the Warburg Investors to request that such Registration be effected as a Demand Registration under Section 2.01, and (2) in the case of a determination to delay Registering, in the absence of a request by the Tiptree Investors or the Warburg Investors to request that such Registration be effected as a Demand Registration under Section 2.01, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering the other equity securities covered by such Piggyback Registration. If the offering pursuant to such Registration Statement is to be underwritten, the Company shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such underwriter is reasonably acceptable to Holders holding a majority of the Registrable Securities participating in such Underwritten Offering, the Company shall so advise the Holders as a part of the written notice given pursuant to this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering, subject to the conditions of Section 2.03(b) and (c). If the offering pursuant to such Registration Statement is to be on any other basis, the Company shall so advise the Holders as a part of the written notice given pursuant to this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis, subject to the conditions of Section 2.03(b) and (c). Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to execution of the underwriting agreement in connection with such Piggyback Registration.
(b)Priority of Piggyback Registration. The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of an Underwritten Offering of the Registrable Securities included in a Piggyback Registration to permit Holders that have requested to be included in such Piggyback Registration to include in such Piggyback Registration all Registrable Securities so requested by such Holder. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration inform the Company and the Holders that have requested to participate in such Piggyback Registration in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company or (subject to Section 2.07) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, (ii) second, and only if all the securities referred to in the foregoing clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among the Investors that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Investor (provided that any securities thereby allocated to an Investor that exceed such Investor’s request shall be reallocated among the remaining requesting Investors in like manner), (iii) third, and only if all the securities referred to in the foregoing clause (ii) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among the Holders (excluding the Investors) that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iv) fourth, and only if all of the Registrable Securities referred to in the foregoing clause (iii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such Registration.
(c)No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Section 2.01 or Section 2.02 or shall relieve the Company of its obligations under Section 2.01 or Section 2.02.
Section 1.04.Black-out Periods.
(a)Black-out Periods for Holders. In the event of an IPO, each of the Holders (including, without limitation, the Tiptree Investors and the Warburg Investors) agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Company Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Company Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Company Shares or other securities, in cash or otherwise, but excluding, in the case of clause (1) and this clause (2), any pledge, encumbrance or similar transaction of any Company Shares in connection with a bona fide financing transaction and any exercise of remedies by the lender in such transaction or a subsequent transaction (including any transaction contemplated by clause (1) or (2)) following the time such lender (or any of its designees) takes possession of any Company Shares, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing prohibited actions, in each case, during the period beginning seven (7) days before and ending one hundred eighty (180) days after the date of the underwriting agreement entered into in connection with such IPO, to the extent timely notified in writing by the Company or the managing underwriter or underwriters (such period, the “IPO Black-Out Period”); provided that without limiting the right of an underwriter to release any Investor from any such requirements or restrictions, no Tiptree Investor or Warburg Investor shall be subject to any such requirements or restrictions unless each other Investor is subject to the same requirements and restrictions. If requested by the managing underwriter or underwriters of any such IPO, the Holders (including, without limitation, the Tiptree Investors and the Warburg Investors) shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.
(b)Black-out Period for the Company and Others. In the case of an offering of Registrable Securities pursuant to Section 2.01 or Section 2.02 that is a Marketed Underwritten Offering, the Company and each of the Holders (including, without limitation, the Tiptree Investors and the Warburg Investors) agree, if requested by a Participating Tiptree Investor, or Participating Warburg Investor or the managing underwriter or underwriters with respect to such Marketed Underwritten Offering, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Company Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Company Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Company Shares or other securities, in cash or otherwise but excluding, in the case of clause (1) and this clause (2), any pledge, encumbrance or similar transaction of any Company Shares in connection with a bona fide financing transaction and any exercise of remedies by the lender in such transaction or a subsequent transaction (including any transaction contemplated by clause (1) or this clause (2)) following the time such lender (or any of its designees) takes possession of any Company Shares, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares or any other securities of the Company (other than as permitted pursuant to Section 2.01 or Section 2.02) or (4) publicly disclose the intention to do any of the foregoing prohibited actions (other than as permitted pursuant to Section 2.01 or Section 2.02), in each case, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be agreed by a Participating Tiptree Investor or Participating Warburg Investor and the managing underwriter or underwriters, each such period or the IPO Black-Out Period, (a “Black-Out Period”)) after, the date of the underwriting agreement entered into in connection with such Marketed Underwritten Offering, to the extent timely notified in writing by a Participating Tiptree Investor or Participating Warburg Investor or the managing underwriter or underwriters, as the case may be; provided that without limiting the right of an underwriter to release any investor from any such requirements of restrictions, no Holder shall be subject to any such Black-Out Period of longer duration than that applicable to any Tiptree Investor or Warburg Investor. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees, directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from each of its directors and officers and each other holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.07), if after the date hereof the Company or any of its Subsidiaries grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company shall, and shall cause its Subsidiaries to, provide that the agreement with respect thereto shall include such Person’s agreement to comply with any Black-Out Period required by this Section 2.04 as if it were a Holder hereunder. If requested by the managing underwriter or underwriters of any such Marketed Underwritten Offering, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.
(c)Black-Out Period Release. Notwithstanding the provisions of this Section 2.04, the Company and the Holders will agree, and use commercially reasonable efforts to cause the underwriter(s) to agree, to the earlier termination of an IPO Black-Out Period:
(i)if (1) a Black-Out Period is scheduled to end during a Restricted Period or within five (5) Trading Days prior to a Restricted Period and (2) the Company shall have publicly released its earnings results for the quarterly period during which the IPO occurred, in which case, the IPO Black-Out Period shall end ten (10) Trading Days prior to the commencement of the Restricted Period; provided that in no event may the Restricted Period end prior to one hundred twenty (120) days after the date of the IPO; provided further, that in the event that ten (10) Trading Days (referred to in clause (2) of this Section 2.04(c)(i)) prior to the commencement of the Restricted Period is earlier than one hundred twenty (120) days after the date of the IPO, the IPO Black-Out Period shall end on the one hundred twentieth (120th) day after date of the IPO but only if such one hundred twentieth (120th) day is at least five (5) Trading Days prior to the commencement of the Black-Out Period (and, if not, then the provisions of Section 2.04(a) shall remain in place); and
(ii)if, beginning at the commencement of the second (2nd) Trading Day after the date on which the last reported closing price of the Common Stock on the exchange on which the Common Stock is listed is at least thirty-three percent (33%) greater than the IPO price per share set forth on the cover page of the applicable Prospectus for any ten (10) Trading Days out of a fifteen (15)-consecutive full Trading Day period ending on or after the closing of the first full Trading Day immediately after the Company publicly announces its earnings results for the quarterly period during which the IPO occurred, in which case, to fifteen percent (15%) of the Company Shares beneficially owned by each Investor as of the date hereof, before giving effect to any sales of Common Stock by the Tiptree Investors or Warburg Investors to the underwriters, if any, pursuant to an underwriting agreement, shall be released from the IPO Black-Out Period.
Section 1.05.Registration Procedures.
(a)In connection with the Company’s Registration obligations under Section 2.01, Section 2.02 and Section 2.03 and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:
(i)prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters, if any, and the Participating Investors, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Participating Investors and their respective counsel and (B) except in the case of a Registration under Section 2.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Investor or the underwriters, if any, shall reasonably object;
(ii)as promptly as practicable file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;
(iii)prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (A) reasonably requested by any Participating Investor, (B) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Participating Holder), or (C) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;
(iv)promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E)  of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F)  of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;
(v)promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;
(vi)use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;
(vii)promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Investor(s) agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;
(viii)furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
(ix)deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;
(x)on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(c) or Section 2.02(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;
(xi)cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates or book-entry positions representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;
(xii)use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;
(xiii)not later than two (2) Business Days after the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates, if applicable, for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;
(xiv)make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;
(xv)enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any Participating Investor or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;
(xvi)obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holders or underwriters, as the case may be, and their respective counsel;
(xvii)in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;
(xviii)cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;
(xix)use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;
(xx)provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
(xxi)use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company Shares is then listed or quoted and on each interdealer quotation system on which any of the Company Shares is then quoted;
(xxii)make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Investor, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Participating Investor(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available, upon reasonable notice at reasonable times, to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.05(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (A) the release of such information is required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (B) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (C) such information is or becomes available to such Person on a nonconfidential basis from a source other than the Company, (D) such information is independently developed by such Person or (E) such Person is advised by counsel that disclosure is required by law, rule or regulation; and
(xxiii)in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.
(b)The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Participating Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.
(c)Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.05(a)(iv)(C), (D), or (E) or Section 2.05(a)(v), such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (i) such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(v), (ii) such Participating Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, (iii) such Participating Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 2.05(a)(iv)(C), (D), or (E) or Section 2.05(a)(v), such Participating Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(v) or is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.
Section 1.06.Underwritten Offerings.
(a)Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by any Participating Tiptree Investor or Participating Warburg Investor pursuant to a Registration under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each Participating Warburg Investor or Participating Tiptree Investor, as applicable, and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.09. Each Participating Warburg Investor and Participating Tiptree Investor, as applicable, shall reasonably cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.
(b)Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Section 2.03(a), Section 2.03(b) and Section 2.03(c), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating

Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities or any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.
(c)Participation in Underwritten Registrations. Subject to the provisions of Section 2.06(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
(d)Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or Section 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Investor(s) that constitute the Demand Party, Initial S-3 Holder or Initiating Holder, as applicable, in such Registration.
Section 1.07.No Inconsistent Agreements; Additional Rights. The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of the Tiptree Investors and the Warburg Investors, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement, including allowing any other holder or prospective holder of any securities of the Company (a) registration rights in the nature or substantially in the nature of those set forth in Section 2.01, Section 2.02 or Section 2.03 that would have priority over or pari passu with the Registrable Securities with respect to the inclusion of such securities in any Registration (except to the extent such registration rights are solely related to registrations of the type contemplated by Sections 2.03(a)(ii) through (iv)) or Section 2.03(b) demand registration rights in the nature or substantially in the nature of those set forth in Section 2.01 or Section 2.02 that are exercisable at or prior to such time as the Investors can first exercise their rights under Section 2.01 or Section 2.02.
Section 1.08.Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in FINRA Rule 5121 (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any interdealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one legal counsel as selected by the Demand Party (in the case of a Demand Registration) or (otherwise) the Holders of a majority of the Registrable Securities included in such Registration, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging and (xiii) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.
Section 1.09.Indemnification.
(a)Indemnification by the Company. The Company agrees to indemnify, defend, reimburse and hold harmless, to the full extent permitted by law, each of the Holders, each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively, “Losses”) arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein), any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company or any of its Subsidiaries in connection with any such registration, qualification, compliance or sale of Registrable Securities, (iv) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) or (v) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto, and the Company will reimburse, as incurred, each such Holder and each of its respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and controlling Persons and each of their respective Representatives, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration

Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party or any of its respective Affiliates or representatives and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Holders. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.
(b)Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), and each other Holder, each of such other Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein) or any Issuer Free Writing Prospectus or amendment or supplement thereto, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder or its Affiliates or their respective representatives to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, Prospectus, Issuer Free Writing Prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder or its Affiliates or their respective representatives expressly for use therein. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation.
(c)Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 2.09 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party and its Affiliates and representatives of an unconditional release from all liability in respect to such claim or litigation, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and (iii) does not provide for any relief other than monetary damages, and provided that any sums payable in connection with such settlement are paid in full by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.
(d)Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.09(a) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.09(a) and Section 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holders pursuant to Section 2.09(b). If indemnification is available under this Section 2.09(b), the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.09(a) and Section 2.09(b) hereof without regard to the provisions of this Section 2.09(d).
(e)No Exclusivity. The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.
(f)Indemnification Priority. The Company hereby acknowledges and agrees that any of the Persons entitled to indemnification pursuant to this Section 2.09 (each, a “Company Indemnitee” and collectively, the “Company Indemnitees”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Company hereby acknowledges and agrees (i) that it is the indemnitor of first resort (i.e., its obligations to a Company Indemnitee are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Company Indemnitee are secondary) and (ii) that it shall be required to advance the full amount of expenses incurred by a Company Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights a Company Indemnitee may have against such other sources. The Company further agrees that no advancement or payment by such other sources on behalf of a Company Indemnitee with respect to any claim for which such Company Indemnitee has sought indemnification, advancement of expenses or insurance from the Company shall affect the foregoing, and that such other sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Company Indemnitee against the Company.
(g)Survival. The indemnities provided in this Section 2.09 shall survive the transfer of any Registrable Securities by such Holder and the termination of this Agreement.
Section 1.10.Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of a Tiptree Investor or a Warburg Investor, promptly make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as any Tiptree Investor or Warburg Investor may reasonably request, following the IPO, all to the extent required from time to time to enable the Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will promptly deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.
Section 1.11.Limitation on Registrations and Underwritten Offerings.
(a)Notwithstanding the rights and obligations set forth in Section 2.01 and Section 2.02, in no event shall the Company be obligated to take any action to effect any Demand Registration at the request of a Tiptree Investor or a Warburg Investor (or their respective Affiliates and Permitted Assignees) after the Company has effected such number of Demand Registrations at the request of the Tiptree Investors or the Warburg Investors, as applicable, and their respective Affiliates and Permitted Assignees equal to the number of Permitted Registration Demands in respect to such applicable Investors.
(b)Notwithstanding the rights and obligations set forth in Section 2.01 and Section 2.02, in no event shall the Company be obligated to take any action to (i) effect more than two (2) Long-Form Registrations or Marketed Underwritten Offerings in any 6 (six)-month period, or (ii) effect any Underwritten Offering unless the Registrable Securities proposed to be sold in such Underwritten Offering having a reasonably anticipated gross aggregate price (before deduction of underwriter commissions and offering expenses) of at least $25,000,000.
(c)For purposes of this Agreement “Permitted Registration Demands” means three (3); provided, however, that with respect to Registrations pursuant to Section 2.02(a), if the Company is eligible to file a Short-Form Registration, such Short-Form Registrations (and any Shelf Take-Downs, including any Underwritten Shelf Take-Downs) shall not be limited or count as one (1) of the three (3) Permitted Registration Demands for purposes of Section 2.11(a); provided further that a Demand Registration shall not count as one (1) of the three (3) Permitted Registration Demands unless the applicable Demand Party is able to Register and sell at least ninety percent (90%) of the Registrable Securities requested to be included in such Demand Registration as so included.
Section 1.12.Clear Market. With respect to any Underwritten Offerings of Registrable Securities, the Company agrees not to effect (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration or pursuant to the exercise by a Tiptree Investor or Warburg Investor of any of its rights under Section 2.01 or Section 2.02) any public sale or distribution, or to file any Registration Statement (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration or pursuant to the exercise by a Tiptree Investor or Warburg Investor of any of its rights under Section 2.01 or Section 2.02) covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter for such Underwritten Offering. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.
Section 1.13.In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Company Shares to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Shares without restrictive legends, to the extent no longer applicable).
Section 1.14.Reasonable Assistance. If requested by any Tiptree Investor or Warburg Investor in connection with any transaction involving any Registrable Securities (including any sale or other transfer of such securities without registration under the Securities Act, any margin loan with respect to such securities and any pledge of such securities), the Company agrees to provide such Tiptree Investor or Warburg Investor, as applicable, with customary and reasonable assistance to facilitate such transaction, including, without limitation, (i) such action as a Tiptree

Investor or Warburg Investor, as applicable, may reasonably request from time to time to enable such Investor to sell Registrable Securities without registration under the Securities Act and (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form.
Article III

MISCELLANEOUS
Section 1.01.Term. This Agreement shall terminate with respect to any Holder (a) for those Holders that beneficially own less than five percent (5%) of the Company’s outstanding Company Shares, if all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144 (assuming for this purpose that such Holder is an Affiliate of the Company) or (b) if such Holder no longer holds any Registrable Securities. Notwithstanding the foregoing, the provisions of Section 2.09, Section 2.10 and Section 2.13 and all of this Article III shall survive any such termination. Upon the written request of the Company, each Holder agrees to promptly deliver a certificate to the Company setting forth the number of Registrable Securities then beneficially owned by such Holder.
Section 1.02.Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
Section 1.03.Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) Business Day after deposit with an express overnight courier for U.S. deliveries (marked for overnight delivery), or three (3) Business Days after such deposit for deliveries outside of the U.S., with proof of delivery from the courier requested; (c) three (3) Business Days after deposit in the U.S. mail by certified mail (return receipt requested) for United States deliveries or (d) when sent via email if sent prior to 5:00 p.m. (local time of the recipient) on a Business Day, or at 9:00 a.m. (local time of the recipient) on the next succeeding Business Day otherwise. All notices not delivered personally or email will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or email address as follows, or at such other address, email address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:
If to the Company, at Fortegra Group Inc. 10751 Deerwood Park Blvd., Suite 200 Jacksonville, FL 32256, Attention: General Counsel, Email: CRomaine@fortegra.com, or at such other address as it may have furnished to the Investors in writing.
(a)If to the Tiptree Investors, at c/o Tiptree Inc. 299 Park Avenue, 13th FL, New York, NY 10171, Attention: Jonathan Ilany and Neil C. Rifkind, Email: JIlany@tiptreeinc.com and NRifkind@tiptreeinc.com, with a copy (which shall not constitute notice) to Ropes & Gray LLP, 1211 Avenue of Americas, New York, NY 10036-8704, Attention: Michael Littenberg and William Michener, Email:

Michael.Littenberg@ropesgray.com and William.Michener@ropesgray.com, or at such other address as it may have furnished to the Investors in writing.
(b)If to the Warburg Investors, at c/o Warburg Pincus & Co., 450 Lexington Avenue, New York, NY 10019, Attention: Eric Friedman and Brett K. Shawn, Email: brett.shawn@warburgpincus.com and notices@warburgpincus.com, with a copy (which shall not constitute notice) to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attention: Mark A. Cognetti and Dvir Oren, Email: Mcognetti@willkie.com and Doren@willkie.com, or at such other address as it may have furnished to the Investors in writing.
(c)If to any of the other Holders, at the address or facsimile number of such Investor shown on Schedule A, or at such other address as the Investor may have furnished the Company and the other Investors in writing.
Section 1.04.Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company, the Tiptree Investors and the Warburg Investors; provided that any amendment, modification or waiver that would affect the rights, benefits or obligations of any Investor shall require the written consent of such Investor only if such amendment, modification or waiver would materially and adversely affect such rights, benefits or obligations of such Investor. Any amendment, termination, or waiver effected in accordance with this Section 3.04 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.
Section 1.05.Successors, Assigns and Transferees. The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of (a) the Company, (b) the Tiptree Investors (for so long as the Tiptree Investors hold any Registrable Securities) and (c) the Warburg Investors (for so long as the Warburg Investors hold any Registrable Securities); provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, without such written consent (x) by any Tiptree Investor to any transferee of Registrable Securities, and such transferee shall, with the consent of the transferring Tiptree Investor, be treated as a Tiptree Investor for all purposes of this Agreement, and (y) by the Warburg Investors to any transferee of Registrable Securities, and such transferee shall, with the consent of the transferring Warburg Investor, be treated as a Warburg Investor for all purposes of this Agreement; provided further that such transfer to the extent applicable is otherwise effected pursuant to, and in accordance with, the Stockholders Agreement (each Person to whom the rights and obligations are assigned in compliance with this Section 3.05 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided further that any such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to each Tiptree Investor and Warburg Investor, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Tiptree Investors and Warburg Investors reasonably determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities (except that if the transferee was a Holder prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to such transferred Registrable Securities as were applicable to Registrable Securities held by such transferee prior to such transfer). Nothing herein shall operate to permit a transfer of Registrable Securities otherwise restricted by the Stockholders Agreement or any other agreement to which any Holder may be a party.

Section 1.06.Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.
Section 1.07.Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 2.09, each of whom shall be a third-party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.
Section 1.08.Governing Law; Jurisdiction. THIS AGREEMENT AND ALL CLAIMS, DISPUTES, CONTROVERSIES OR PROCEEDINGS HEREUNDER (OR IN CONNECTION WITH THE NEGOTIATION HEREOF) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (DISREGARDING ANY RULE OR LAW REQUIRING THE APPLICATION OF THE LAW OF ANY OTHER STATE). THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND, IF SUCH COURT LACKS JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND, IF SUCH COURT LACKS JURISDICTION, ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE, IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ALL CLAIMS, DISPUTES, CONTROVERSIES OR PROCEEDINGS HEREUNDER (OR IN CONNECTION WITH THE NEGOTIATION HEREOF), AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR THE COURT OF CHANCERY OF THE STATE OF DELAWARE.
Section 1.09.Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, SUITS, DEMAND LETTERS, JUDICIAL, ADMINISTRATIVE OR REGULATORY PROCEEDINGS, OR HEARINGS, NOTICES OF VIOLATION OR INVESTIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (B) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

Section 1.10.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 1.11.Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
Section 1.12.Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.
Section 1.13.Joinder. Any Person that holds Company Shares may, with the prior written consent of each Tiptree Investor and Warburg Investor, be admitted as a party to this Agreement upon its execution and delivery of a joinder agreement, in form and substance acceptable to the Tiptree Investors and Warburg Investors, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Tiptree Investors determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
COMPANY:
THE FORTEGRA GROUP, INC.

By: /s/ Richard S. Kahlbaugh
Name: Richard S. Kahlbaugh
Title: President and Chief Executive Officer

[Registration Rights Agreement]

THE TIPTREE INVESTORS:

TIPTREE HOLDINGS LLC

By:/s/Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer

WARBURG INVESTORS:
WP FALCON AGGREGATOR, L.P.
By:/s/ Eric Friedman
Name: Eric Friedman
Title: Partner

OTHER INVESTOR:

By:/s/ Richard S. Kahlbaugh
Name: Richard S. Kahlbaugh

OTHER INVESTOR:

By:/s/ Mark Rattner
Name: Mark Rattner

OTHER INVESTOR:

By:/s/ Michael Grasher
Name: Michael Grasher

OTHER INVESTOR:

By:/s/ Scott McLaren
Name: Scott McLaren

OTHER INVESTOR:

By:/s/ John Short
Name: John Short

OTHER INVESTOR:

By:/s/ Sanjay Vara
Name: Sanjay Vara

OTHER INVESTOR:
Romaine Children’s Trust UAD 4/5/17

By: /s/ Gaeann Romaine
Name: Gaeann Romaine, Trustee

OTHER INVESTOR:

By:/s/ Louis Rich
Name: Louis Rich

OTHER INVESTOR:

By:/s/ Steve Davidson
Name: Steve Davidson

OTHER INVESTOR:

By:/s/ Michael Ferris
Name: Michael Ferris

OTHER INVESTOR:

By:/s/ Leigh Mascherin
Name: Leigh Mascherin

OTHER INVESTOR:

By:/s/ Howard Fishbein
Name: Howard Fishbein

Schedule A